UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2009

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 -                      Other Events

On August 28, 2009, we repaid in full all amounts outstanding under the Term Loan and Security Agreement dated April 21, 2006 (the “Term Loan”), among Desta Drilling, L.P. (“Desta LP”) (formerly Larclay, L.P.), GE Business Financial Services, Inc. (successor to Merrill Lynch Capital), as Administrative Agent, and the Lenders named therein.  We financed the repayment of amounts outstanding under the Term Loan with borrowings under our Amended and Restated Credit Agreement (the “Senior Credit Facility”) dated May 21, 2004 (as amended), with JPMorgan Chase Bank, N.A. (successor by merger to Bank One, N.A. (Illinois)), as Administrative Agent, and the Lenders named therein.  Pursuant to the terms of the Senior Credit Facility (1) Desta LP and its general partner, Desta Drilling GP, LLC (“Desta GP”), granted a security interest in substantially all of their respective assets as collateral under the Senior Credit Facility, (2) we and Desta GP pledged our equity interests in Desta LP to the Administrative Agent under the Senior Credit Facility and (3) Desta LP and Desta GP became Subsidiaries for all purposes of the Senior Credit Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	September 1, 2009	By:	/s/ L. Paul Latham
L. Paul Latham
Executive Vice President and Chief
Operating Officer

Date:	September 1, 2009	By:	/s/ Mel G. Riggs
Mel G. Riggs
Senior Vice President and Chief Financial
Officer